SCHEDULE II
                    INFORMATION WITH RESPECT TO
          TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
            SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-CELESTIAL SEASONINGS

GABELLI FUNDS, INC.

          THE GABELLI SMALL CAP GROWTH FUND

                    3/05/96            1,000            22.4150


GAMCO INVESTORS, INC.

                    3/06/96            2,000            22.6250

                    3/05/96            1,000            22.5000

                    2/29/96            2,000            22.0000

                    2/28/96            1,000            22.0000

                    2/27/96            2,000            22.3438

                    2/20/96            2,500            20.5000

                    2/09/96            1,000            22.8750

                    2/06/96            1,000            23.0000

                    1/22/96            1,000            21.0000

                    1/17/96            6,000            21.0000

                    1/12/96              500            21.5000

                    1/11/96            1,000            20.5000

                    1/10/96            1,000-           20.0000



(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON NASDAQ.
(2) PRICE EXCLUDES COMMISSION.


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